UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2019

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Accounting Officer

On May 21, 2019, Allan Cohen notified Conduent Incorporated (the “Company”) that he will resign as the Company’s Vice President and Chief Accounting Officer, to pursue another career opportunity, effective June 14, 2019.

(c) Appointment of Chief Operating Officer

Effective on his first day of employment which is expected to be on or before June 17, 2019, the Company elected Clifford Skelton President and Chief Operating Officer. Mr. Skelton, age 62, will oversee the Company’s ongoing business operations within the Company.

Prior to this election, Mr. Skelton served as President of Fiserv Output Solutions, since January 9, 2017 and as Chief Information Officer and Executive Vice President of Fiserv, Inc. from April 2012 to November 2016. Mr. Skelton holds a B.A. from the University of Southern California and a MA from the John F. Kennedy School of Government at Harvard University.

Attached as Exhibit 10.6(h) to this Report is a copy of the Letter Agreement dated May 21, 2019 between the Company and Mr. Skelton regarding compensation arrangements and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.6(h)	Letter Agreement dated May 21, 2019 between Registrant and Clifford Skelton regarding compensation arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: May 28, 2019	By:	/s/ Kevin Ciaglo
Name: Kevin Ciaglo
Title: Assistant Secretary